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                                                                   Exhibit 23.03

                      [MOFFITT & COMPANY, P.C. LETTERHEAD]

                         INDEPENDENT AUDITORS' CONSENT

January 25, 2000

iBIZ Technology Corp.
1919 W. Lone Cactus Drive
Phoenix, AZ 85027


As independent public accountants, we hereby consent to the use in this Form S-8 registration of our report dated January 10, 2000, and to all references to our firm included in this Form S-8 registration.


Yours very truly,

/s/ Stanley M. Moffitt

For Moffitt & Company, P.C.

Stanley M. Moffitt, CPA
Moffitt & Company, P.C.